UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 16, 2012

_______________

PHOTOTRON HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
717 E. Gardena Blvd. Gardena, California 90248 (Address of Principal Executive Offices and zip code)

(818) 992-0200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Phototron Holdings, Inc. (“we,” “us” or “our”) and SG Technologies Corp (“SGT”) (collectively, our company and SGT are referred to herein as the “Companies”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Companies, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The actual results of the Companies could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 21, 2012, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SGT Merger Corporation, a Nevada corporation and our wholly-owned subsidiary (“MergerCo”), SGT, Sterling C. Scott (the “SGT Representative”), and W-Net Fund I, L.P., a Delaware limited partnership and holder of more than 5% of our common stock (the “Investor Representative”).

Under the Merger Agreement, if all conditions are satisfied or waived: (a) MergerCo will be merged with and into SGT (the “Surviving Corporation”); (b) SGT will become our wholly-owned subsidiary; (c) all SGT shares of common stock will be exchanged for shares of our common stock and shares of a new series of our preferred stock, which will be designated Series A Preferred Stock (the “Series A Preferred Stock”), and have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”) attached as Exhibit A to the Merger Agreement, which will be filed with the Delaware Secretary of State prior to the consummation of the merger; and (d) 157,000,000 shares of our common stock, and, subject to the terms of the Merger Agreement, 3,000,000 shares of Series A Preferred Stock will be owned by SGT’s stockholders (the “Merger”).

The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

We are authorized to issue 1,000,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of our preferred stock, par value $0.0001 per share, of which 3,000,000 shares will be designated Series A Preferred Stock upon the filing of the Certificate of Designation. Pursuant to the Certificate of Designation, each share of Series A Preferred Stock will convert into twenty-three shares of our common stock on the earlier of (a) the date agreed to by the holders of a majority of the shares of Series A Preferred Stock and the Investor Representative and (b) the eighteen-month anniversary of the closing of the Merger (the “Closing”).

Pursuant to the Merger, approximately 785,000 shares of our common stock and 15,000 shares of Series A Preferred Stock will be issued for each outstanding share of SGT common stock. Pursuant to the Merger Agreement, at the Closing, the shares of Series A Preferred Stock will be held in escrow, pursuant to the escrow agreement attached as Exhibit G to the Merger Agreement which will be entered into prior to the Closing, pending the achievement by the Surviving Corporation of the financial milestones described in the Merger Agreement. If the Surviving Corporation achieves such financial milestones, the Series A Preferred Stock will be released from escrow and delivered to the SGT stockholders. If the Surviving Corporation fails to achieve such financial milestones, the Series A Preferred Stock will be released from escrow, delivered to us, and cancelled.

In connection with the Merger Agreement, we will enter into the voting agreement attached as Exhibit I to the Merger Agreement, pursuant to which, among other things, the SGT stockholders, the Investor Representative and Europa International Inc., a Delaware corporation and current holder of our common stock (“Europa”), will agree to vote the shares of our capital stock held by such stockholders to elect the following persons to our board of directors (the “Board”):

•         three persons designated by the SGT Representative (the “SGT Directors”), one of which must be an independent director, which persons shall initially be Sterling C. Scott, with two seats remaining vacant, for so long as the SGT stockholders or any of their affiliates continue to own beneficially shares of our common stock; and

•         two persons designated by the Investor Representative, one of which must be an independent director, which persons shall initially be Craig Ellins, with one seat remaining vacant, for so long as the Investor Representative, Europa or any of their affiliates continue to own beneficially shares of our common stock.

Pursuant to the Merger Agreement, effective as of the Closing, (a) the authorized number of directors on the Board will be increased to five, (b) Todd Denkin will resign from the Board and (c) Sterling C. Scott will be elected to the Board to fill one of the vacancies thereon.

After the Closing, the two remaining SGT Stockholders will be appointed to the Board (the “Remaining SGT Directors”). The appointment of the Remaining SGT Directors will be subject to applicable regulatory requirements, including the preparation, filing and distribution to our stockholders of a Schedule 14(f)-1 information statement, and the completion of the requisite waiting period following such filing and distribution.

Pursuant to the Merger Agreement, at the Closing, Sterling C. Scott will become the Executive Chairman of the Board and our Chief Executive Officer, President, Chief Financial Officer and Secretary, and Craig Ellins will become the Vice Chairman of the Board.

In the Merger Agreement, SGT and our company have each made standard and customary representations and warranties to each other, and standard covenants regarding the conduct of our respective operations pending the Closing. Our obligations to consummate the Merger are subject to certain conditions, any of which may be waived.

Conditions to either side closing include, without limitation:

•         No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and

•         Since the date of the Merger Agreement, there shall have been no event(s) that could reasonably be expected to have a material adverse effect on the other party.

Our obligation to close the Merger will be subject to the further conditions that, without limitation:

•         The Merger shall have been approved by the holders of a majority of SGT’s outstanding shares of common stock; and

•         No SGT stockholder shall have demanded or be entitled to exercise statutory dissenters’ rights with respect to the Merger.

Our company and SGT have each agreed to continue to operate our respective businesses in the ordinary course prior to the Merger. We can provide no assurance that the conditions to the Merger will be satisfied or that the Merger will be consummated. In the event that all conditions to the Merger are satisfied, we anticipate that the Merger will close within the second quarter of 2012.

The Merger Agreement may be terminated as follows: (a) by mutual written consent, (b) by either party if any governmental entity shall have issued an order or taken any other action permanently enjoining or prohibiting the Merger, and such order shall have become final and nonappealable, (c) by either party if the Merger is not consummated by April 30, 2012 (other than as a result of the failure of the party seeking to terminate to perform its obligations), (d) by either party if an event having a material adverse effect on the other party shall have occurred, or (e) by either party if the other is in material breach of any representation, warranty, covenant or agreement. In the event of termination, both parties are responsible for their expenses.

Our Board has approved the Merger Agreement and the transactions contemplated thereunder. The board of directors of SGT and the holders of a majority of the outstanding shares of SGT’s common stock have approved the Merger Agreement and the transactions contemplated thereunder.

The issuance of the shares of our common stock and Series A Preferred Stock to the SGT stockholders, and the issuance of the shares of our common stock underlying such Series A Preferred Stock upon the conversion thereof, is intended to be exempt from registration under Rule 506 promulgated under the Securities Act.

We design and manufacture indoor mini-greenhouses capable of year-round growth of herbs, vegetables, flowers, fruits and medicines, better, stronger and faster than traditional farming methods. The Phototron Hydroponic Indoor Grow System, commonly called grow boxes, is built upon decades of research on the optimal temperature, light, water and nutrient needs of plants. The Phototron System uses proprietary lighting that mimics the sun’s rays to grow nutrient-rich, pesticide-free, eco-friendly crops faster and in more bountiful quantities than those of traditional gardening methods, resulting in fruits and vegetables of superior taste and quality. We support the sale and use of our products to the home medical marijuana market, where compliant with applicable laws. We also supply a full range of parts, accessories and advanced nutrients to more than 50,000 customers.

SGT is the leading North American manufacturer of hi-powered LED (Light Emitting Diode) grow light products for indoor horticulture, sold under the brand name “Stealth Grow LED”. SGT provides United States engineered, energy efficient and “green” technology for healthy and abundant indoor gardening. SGT’s LED products are available through more than 2,500 hydroponic retailers, and on-line resellers in the United States and Canada. SGT believes that its LED products will be available in European Community retailers in late Spring 2012.

SGT’s executive offices are located at 723 South Casino Center Blvd., Las Vegas, Nevada 89101.

Securities Purchase and Exchange Agreement

On March 16, 2012, we entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) with the Investor Representative and Europa (together with the Investor Representative, the “Initial Purchasers”), pursuant to which, the Initial Purchasers purchased from us 6% Senior Secured Convertible Notes (the “Notes”) with an aggregate principal amount of $670,128.77 in exchange for a cash purchase price of $100,000 and the cancellation and exchange of (a) that certain Senior Secured Promissory Note, dated October 8, 2011, issued to Europa in the original principal amount of $100,000 and (b) that certain Senior Secured Promissory Note, dated October 12, 2011, to the Investor Representative in the original principal amount of $349,790.68 (collectively, the “October Existing Notes”).

Pursuant to the Purchase Agreement, we may sell and issue to the Initial Purchasers or other purchasers (collectively, the “Purchasers”) up to an additional $1,329,871.23 in principal amount of the Notes in exchange for a cash purchase price and/or the cancellation and exchange of any promissory note issued by us, or evidencing debt assumed by us.

The Notes pay 6% interest per annum with a maturity date of April 15, 2015. No cash interest payments are required, except that accrued and unconverted interest shall be due on the maturity date and on each conversion date with respect to the principal amount being converted, provided that such interest may be added to and included with the principal amount being converted. If there is an uncured event of default (as defined in the Notes), the holder of each Note may declare the entire principal and accrued interest amount immediately due and payable. Default interest will accrue after an event of default at an annual rate of 12%. The Notes may be prepaid by us at any time upon ten days’ prior written notice to the holders of the Notes, and the Notes may not be forced by us to be converted.

On March 16, 2012, we also entered into a Security Agreement (the “Security Agreement”) and an Intellectual Property Security Agreement (the “IP Security Agreement”) with the Initial Purchasers, Phototron, Inc., a California corporation and our wholly-owned subsidiary (“PHI”), and Growlife, Inc., a Delaware corporation and our wholly-owned subsidiary (“Growlife” and together with PHI, collectively, the “Subsidiaries”), pursuant to which, all of our obligations under the Notes are secured by first priority security interests in all of our assets and the assets of the Subsidiaries, including intellectual property. Upon an event of default under the Notes or such agreements, the Note holders may be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under California and Delaware law. In addition, the Subsidiaries guaranteed all of our obligations under the Notes.

Each Note is convertible at any time into common stock at a specified conversion price, which will initially be $0.035 per share. The Note conversion price will be subject to specified adjustments for certain changes in the number of outstanding shares of our common stock, including conversions or exchanges of such. If additional shares of our capital stock are issued, except in specified exempt issuances, for consideration which is less than the then existing Note conversion price (a “Dilutive Issuance”), then such conversion price would be subject to a “full ratchet” adjustment that generally reduces the conversion price to equal the price in the Dilutive Issuance, regardless of the size of the Dilutive Issuance.

The Notes will greatly restrict the ability of our company or the Subsidiaries to grant liens on our or their respective assets without the Note holders’ consent.

Pursuant to the Purchase Agreement, on March 16, 2012 (a) that certain Security Agreement, dated as of October 8, 2011, by and among our company, Europa and the other parties signatory thereto, (b) that certain Security Agreement, dated as of October 12, 2011, by and among our company, the Investor Representative and the other parties signatory thereto, (c) that certain Intellectual Property Security Agreement, dated as of October 8, 2011, by and among our company, Europa and the other parties signatory thereto, and (d) that certain Intellectual Property Security Agreement, dated as of October 12, 2011, by and among our company, the Investor Representative and the other parties signatory thereto (collectively, the “Existing Security Agreements”), were terminated. The Existing Security Agreements secured our obligations under the October Existing Notes.

The issuance of the Notes, and the issuance of the shares of our common stock underlying such Notes upon the conversion thereof, is intended to be exempt from registration under Rule 506 promulgated under the Securities Act.

The Purchase Agreement, Security Agreement, IP Security Agreement and Form of the Notes are included as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report and the discussion of such documents set forth herein is qualified in its entirety by reference to such exhibits.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above with respect to the termination of the Existing Security Agreements is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to the Purchase Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial statements of business acquired. Not applicable.

(b)   Pro forma financial information. Not applicable.

(c)    Shell company transactions. Not applicable.

(d)   Exhibits.

2.1	Agreement and Plan of Merger Agreement, dated March 21, 2012, by and among Phototron Holdings, Inc., SG Technologies Corp, SGT Merger Corporation, Sterling C. Scott, and W-Net Fund I, L.P.

10.1	Securities Purchase and Exchange Agreement, dated March 16, 2012, by and among Phototron Holdings, Inc., W-Net Fund I, L.P., and Europa International Inc.

10.2	Security Agreement, dated March 16, 2012, by and among Phototron Holdings, Inc., W-Net Fund I, L.P., Europa International Inc., Growlife, Inc., and Phototron, Inc.

10.3	Intellectual Property Security Agreement, dated March 16, 2012, by and among Phototron Holdings, Inc., W-Net Fund I, L.P., Europa International Inc., Growlife, Inc., and Phototron, Inc.

10.4	Form of 6% Senior Secured Convertible Note.

99.1	Press Release issued by Phototron Holdings, Inc. on March 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: March 22, 2012 By: /s/ Craig Ellins

Craig Ellins

Chief Executive Officer

EXHIBIT INDEX

Exhibit Number Description of Exhibit

2.1	Agreement and Plan of Merger Agreement, dated March 21, 2012, by and among Phototron Holdings, Inc., SG Technologies Corp, SGT Merger Corporation, Sterling C. Scott, and W-Net Fund I, L.P.

10.1	Securities Purchase and Exchange Agreement, dated March 16, 2012, by and among Phototron Holdings, Inc., W-Net Fund I, L.P., and Europa International Inc.

10.2 Security Agreement, dated March 16, 2012, by and among Phototron Holdings, Inc., W-Net Fund I, L.P., Europa International Inc., Growlife, Inc., and Phototron, Inc.

10.3	Intellectual Property Security Agreement, dated March 16, 2012, by and among Phototron Holdings, Inc., W-Net Fund I, L.P., Europa International Inc., Growlife, Inc., and Phototron, Inc.

10.4	Form of 6% Senior Secured Convertible Note.

99.1	Press Release issued by Phototron Holdings, Inc. on March 22, 2012.